Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT

to

LOAN AGREEMENT

between

U.S. BANK NATIONAL ASSOCIATION

and

PINNACLE FINANCIAL PARTNERS, INC.
Third Amendment dated as of March 27, 2018
Second Amendment dated as of April 26, 2017
First Amendment dated as of March 27, 2017
Original Agreement dated as of March 29, 2016

THIRD AMENDMENT TO
LOAN AGREEMENT
This THIRD AMENDMENT TO LOAN AGREEMENT (this "Third Amendment") is dated as of March 27, 2018, and is made by and between PINNACLE FINANCIAL PARTNERS, INC., a Tennessee corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender").
R E C I T A L S:
A.    Borrower is a bank holding company that owns 100% of the issued and outstanding capital stock of PINNACLE BANK, a Tennessee banking corporation with its principal banking offices in Nashville, Tennessee.
B.    The Borrower and Lender are party to a Loan Agreement dated as of March 29, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof including pursuant to that certain First Amendment to Loan Agreement dated March 27, 2017 and the Second Amendment dated as of April 26, 2017, the "Original Agreement").
C.    The parties hereto desire to amend and modify the Original Agreement in accordance with the terms and subject to the conditions set forth in this Third Amendment.
D.    Capitalized terms not otherwise defined in this Third Amendment shall have the meanings respectively ascribed to them in the Original Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:
A G R E E M E N T:
Section 1.    AMENDMENTS TO THE ORIGINAL AGREEMENT.
1.1    Definitions (Section 1.1). The definition of the terms "Maturity Date" set forth in Section 1.1 of the Original Agreement shall be amended in its entirety to read as follows:
""Maturity Date" means April 26, 2018."
1.2    Reserves to Nonperforming Loans (Section 7.4). The first sentence of Section 7.4 of the Original Agreement shall be amended in its entirety to read as follows and the corresponding percentage in Annex A to Exhibit C to the Original Agreement shall be reduced from 100% to 80%:
"Borrower shall cause Subsidiary Bank (on a consolidated basis) to maintain, as of the last day of each calendar quarter of Borrower, a ratio of the Allowances for Loan Losses to Nonperforming Loans (Allowance for Loan Losses divided by Nonperforming Loans) of not less than 80%."

Section 2.    REPRESENTATIONS and Warranties. Borrower hereby represents and warrants to Lender as of the date hereof as follows:
(i)    No material Event of Default or material Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from the amendments contemplated hereby.
(ii)    The execution, delivery and performance by the Borrower of this Third Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.
(iii)    This Third Amendment and the other Transaction Documents (as amended by this Third Amendment) constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or limiting creditors' rights or equitable principles generally.
(iv)    Borrower's obligations under the Original Agreement and under the other Transaction Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.
Section 3.    ADDITIONAL Terms.
3.1    Acknowledgement of Indebtedness under Agreement. Borrower acknowledges and confirms that, as of the date hereof, Borrower is indebted to Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of ZERO AND 00/100 DOLLARS ($-0.00-) under the Original Agreement.
3.2    The Agreement. On and after the Effective Date: (i) each reference in the Original Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Original Agreement as amended hereby, (b) each reference to the Original Agreement in all Transaction Documents shall mean and be a reference to the Original Agreement, as amended hereby, and (c) this Third Amendment shall be deemed a "Transaction Document" for the purposes of the Original Agreement.
3.3    Third Amendment and Original Agreement to be Read Together. This Third Amendment supplements and is hereby made a part of the Original Agreement, and the Original Agreement and this Third Amendment shall from and after the Effective Date be read together and shall constitute one agreement. Except as otherwise set forth herein, the Original Agreement shall remain in full force and effect.
3.4    Acknowledgements. Borrower acknowledges that (i) it has been advised by counsel of its choice of law with respect to this Third Amendment, the Original Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) any waiver of Borrower set forth herein has been knowingly and voluntarily made, and (iii) the obligations of Lender hereunder shall be strictly construed and shall be expressly subject to Borrower's compliance in all respects with the terms and conditions of the Original Agreement as amended by this Third Amendment.

3.5    NO WAIVER.     THE EXECUTION, DELIVERY AND EFFECTIVENESS OF THIS THIRD AMENDMENT SHALL NOT OPERATE AS A WAIVER OF ANY EVENT OF DEFAULT (INCLUDING WITHOUT LIMITATION ANY EVENTS OF DEFAULT EXISTING ON THE DATE HEREOF, IF ANY), NOR OPERATE AS A WAIVER OF ANY RIGHT, POWER OR REMEDY OF LENDER (INCLUDING WITHOUT LIMITATION ANY RIGHTS, POWER OR REMEDIES OF LENDER WITH RESPECT TO ANY EVENTS OF DEFAULT EXISTING ON THE DATE HEREOF, IF ANY), NOR, EXCEPT TO THE EXTENT THE ORIGINAL AGREEMENT IS EXPRESSLY AMENDED BY THIS THIRD AMENDMENT, CONSTITUTE A WAIVER OF, OR CONSENT TO ANY DEPARTURE FROM, ANY PROVISION OF THE ORIGINAL AGREEMENT, OR ANY OF THE OTHER TRANSACTION DOCUMENTS.
3.6    No Novation. The terms and conditions of the Original Agreement are amended as set forth in this Third Amendment. It is expressly understood and acknowledged that nothing in this Third Amendment shall be deemed to cause or otherwise give rise to a novation of the indebtedness contemplated in the Original Agreement. All "Borrower's Liabilities" under the Original Agreement shall in all respects be continuing and this Third Amendment shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such "Borrower's Liabilities."
Section 4.    CONDITIONS PRECEDENT. THE AMENDMENTS SET FORTH IN SECTION 1 ABOVE SHALL BECOME EFFECTIVE AS OF THE DATE (THE "EFFECTIVE DATE") ON WHICH EACH OF THE FOLLOWING CONDITIONS SHALL HAVE BEEN SATISFIED: (I) BORROWER AND LENDER SHALL HAVE RECEIVED ONE OR MORE COUNTERPARTS OF THIS THIRD AMENDMENT DULY EXECUTED AND DELIVERED BY THE OTHER; (II) LENDER SHALL HAVE RECEIVED PAYMENT FROM BORROWER, IN IMMEDIATELY AVAILABLE FUNDS, AN AMOUNT EQUAL TO THE APPLICABLE FACILITY FEE AND ANY OUTSTANDING UNUSED FEE PLUS AN AMOUNT SUFFICIENT TO REIMBURSE LENDER FOR ALL REASONABLE OUT-OF-POCKET COSTS, FEES AND EXPENSES INCURRED BY LENDER, OR FOR WHICH LENDER HAS BECOME OBLIGATED, IN CONNECTION WITH THE NEGOTIATION, PREPARATION AND CONSUMMATION OF THIS THIRD AMENDMENT, INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND EXPENSES INVOICED AS OF THE DATE HEREOF; (III) A COPY, CERTIFIED BY THE SECRETARY OR ASSISTANT SECRETARY OF BORROWER, OF ITS BOARD OF DIRECTORS' RESOLUTIONS AUTHORIZING THE EXECUTION, DELIVERY, AND PERFORMANCE, RESPECTIVELY, OF THIS THIRD AMENDMENT AND ANY OTHER DOCUMENTS TO BE EXECUTED, DELIVERED OR PERFORMED IN CONNECTION WITH THIS THIRD AMENDMENT.
Section 5.    RELEASE. Borrower, for itself and its successors and assigns, does hereby fully, finally and unconditionally release and forever discharge, and agrees to hold harmless, Lender and each of its equity holders and affiliates, and their respective agents, advisors, managers, parents, subsidiaries, attorneys, representatives, employees, officers and directors, and the successors, assigns, heirs and representatives of each of the foregoing, from any and all debts, claims, counterclaims, setoffs, obligations, damages, costs, attorneys' fees and expenses, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever kind, nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, that Borrower has heretofore had or now or hereafter can, shall or may have by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Third Amendment, the Original Agreement, the other Transaction Documents, the transactions described therein, the Loan, Lender's administration thereof, or the financing or banking relationships of Borrower with Lender.
Section 6.    Miscellaneous. This Third Amendment may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Third Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS third aMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS THIRD AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS THIRD AMENDMENT AND THE TRANSACTION DOCUMENTS, AND (c) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

PINNACLE FINANCIAL PARTNERS, INC. By: /s/ Harold R. Carpenter Name: Harold R. Carpenter Title: Chief Financial Officer
U.S. BANK NATIONAL ASSOCIATION By: /s/ Eric Niedbalski Name: Eric Niedbalski Title: Vice President

5